EXECUTION COPY

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of April 10, 2025 (as from time to time amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made and entered into by and among (i) Scott Maskin, a resident of the State of New York (“Maskin”),  (ii)  James Brennan, a resident of the State of Florida (“Brennan” and, together with Maskin, the “Senior Creditors”), and (iii) MBB Energy, LLC, a New York limited liability company (the “Subordinated Creditor”), and is acknowledged and agreed to by SUNation Energy, Inc. (f/k/a Pineapple Energy Inc.), a Delaware corporation (the “Company”).

RECITALS:

A.Pursuant to that certain Transaction Agreement dated as of November 9, 2022 (as the same may be amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time as permitted hereunder, the “Transaction Agreement”) between, among others, the Company and the Senior Creditors, the Senior Creditors,  together with a couple of other individuals, sold, transferred and assigned to the Company their capital stock in SUNation Solar Systems, Inc., a New York corporation,  as well as certain other affiliated entities (as more specifically defined in the Transaction Agreement, the “Acquired Companies”), and the Company purchased from the Senior Creditors such capital shares and acquired the Acquired Companies.

B.Pursuant to the Transaction Agreement and in consideration for the sale of the capital stock referenced in Recital A above, the Company issued to the Senior Creditors an unsecured promissory note in the aggregate principal amount of $5,486,000 on November 9, 2022 (the “Initial Senior Long-Term Note”).

C.As part of a broader refinancing and in consideration of the Senior Creditors’ willingness to waive certain Events of Default thereunder, the Company has agreed to amend and restate the Initial Long-Term Note on the date hereof (the amended and restated Initial Long-Term Note, as the same may be further amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time as permitted hereunder (including any note issued in substitution therefor or in replacement thereof), the “Senior Note”) to, among other things, secure its obligations thereunder pursuant to that certain Pledge and Security Agreement, dated the date hereof, by the Company in favor of the Senior Creditors (as the same may be further amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time as permitted hereunder, the “Senior Security Agreement”).

D.Pursuant to that certain Secured Revolving Line of Credit Agreement of even date herewith (as the same may be amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time as permitted hereunder, the “Subordinated Credit Agreement”) between the Company and the Subordinated Creditor, pursuant to which, among other things, the Initial Subordinated Creditor has agreed, subject to the terms and conditions set forth therein, to provide a line of credit to the Company in the maximum amount of $1,000,000, and the Company has agreed to pay interest for the ability to borrow loans thereunder, the Company issued to the Subordinated Creditor a Secured Revolving Line of Credit Note in the aggregate principal amount of $1,000,000 (as the same may be further amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time as permitted hereunder (including any note issued in substitution therefor or in replacement thereof), the “Subordinated Note”), which will be secured by that certain Security Agreement, dated the date hereof, by the Company in favor of the Subordinated Creditor (as the same may be further amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time as permitted hereunder, the “Subordinated Security Agreement”).

E.As an inducement to and as one of the conditions precedent to the Senior Creditors agreeing to amend and restate the Initial Senior Long-Term Note to reflect the terms of the Senior Note, the Senior Creditors have required the execution and delivery of this Agreement by the Subordinated Creditor, in order to set forth the relative rights and priorities of the Senior Creditors and Subordinated Creditor under the Senior Debt Documents (as hereinafter defined) and the Subordinated Debt Documents (as hereinafter defined), respectively.

NOW, THEREFORE, in order to induce the Senior Creditors to agree to amend and restate the Initial Senior Long-Term Note to reflect the terms of the Senior Note, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions and Interpretation. The following terms shall have the following meanings in this Agreement:

“Acquired Companies” shall have the meaning given in the Recitals.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  As such term is used in this definition, “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” shall have the meaning given in the preamble hereto.

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 101 et seq. and the regulations issued thereunder.

“Brennan”  shall have the meaning given in the preamble hereto.

“Business Day”  shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, U.S.A. are required or authorized to be closed.

“Collateral” shall mean, collectively, all of the real, personal and mixed property of the Company pledged to secure all or any portion of the Senior Debt.

“Company” shall have the meaning given in the preamble hereto.

“Contingent Note” shall mean that certain Senior Secured Contingent Note Instrument, dated as of the date hereof, from the Company to the Senior Creditors.

“Distribution” shall mean, with respect to any indebtedness, capital stock or other obligations, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, capital stock or obligation (for the avoidance of doubt, including any payment of any principal, interest or other amount on or in relation to any indebtedness) or (b) any redemption, purchase or other acquisition of such indebtedness, capital stock or obligation by any Person, provided, however, that in no event shall the term “Distribution” include the receipt of Reorganization Subordinated Securities.

“Dollars” or “U.S.$”  shall mean lawful currency of the United States of America.

“Enforcement Action” shall mean (a) to take from or for the account of the Company or any other obligor on the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor or any such other obligor with respect to the Subordinated Debt (other than the receipt of Permitted Subordinated Debt Payments allowed to be paid pursuant to this Agreement and distributions of Reorganization Subordinated Securities), (b) to sue for payment of the Subordinated Debt, or to initiate or participate with others in any suit, action or proceeding (including any Insolvency Proceeding) against the Company or any such other obligor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or cause the Company or any such other obligor to honor any put option, redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such other obligor or (f) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce against, foreclose upon, take possession of or sell any property or assets of the Company or any such other obligor, including without limitation the Collateral (other than judgment liens permitted hereunder).

“Governmental Authority”  shall mean any nation or government, any state or municipality, international governmental or quasi-governmental agency or authority or any other agency, instrumentality or political subdivision thereof, and any entity or federal, state, regional, or local governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity exercising executive, legislative, judicial, monetary, taxing, regulatory, administrative or police and law enforcement functions of or pertaining to government, including without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury.

“Guaranty”  shall mean, as to any Person: (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect: (i)

to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such indebtedness or other obligation of the payment or performance of such indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any indebtedness or other obligation of any other Person, whether or not such indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such indebtedness to obtain any such Lien); provided, however, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guaranty” as a verb has a corresponding meaning.

“Initial Senior Long-Term Note” shall have the meaning given in the Recitals.

“Insolvency Proceeding” shall have the meaning given in Section 2.1.

“Interest Payment Date” means, in respect of the Subordinated Note, the first day of each month in each year, and the Maturity Date (as defined in the Subordinated Credit Agreement as in effect on the date hereof or as modified in accordance with the terms of this Agreement).

“Lien”  shall mean any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Maskin”  shall have the meaning given in the preamble hereto.

“Paid in Full” or “Payment in Full” when used in connection with (a) the Senior Debt, shall mean the occurrence of each of the following: (i) termination of all commitments to extend credit that would constitute Senior Debt and (ii) payment in full in cash (or cash equivalents acceptable to the Senior Creditors in connection with the Senior Note and the Contingent Note, in each case in their sole and absolute discretion) of all Senior Debt (other than contingent indemnification obligations as to which no claim has been asserted) and (b) the Subordinated Debt, shall mean payment in full in cash (or cash equivalents acceptable to the Subordinated Creditor in its sole and absolute discretion) of all of the Subordinated Debt (other than contingent indemnification obligations as to which no claim has been asserted).

“Permitted Subordinated Debt Payments” shall mean any payment or Distribution in respect of the Subordinated Debt which consists solely of (i) payments of interest on the Subordinated Debt which are regularly scheduled payments of interest on the Subordinated Debt due and payable on an Interest Payment Date on a non-accelerated basis (including cash interest and any payment-in-kind interest) in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement, (ii) payments of principal on the Subordinated Debt in the ordinary course of business, on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement, and (iii) payments of principal, interest and other amounts due in connection with the repayment of the Subordinated Debt at maturity or due to termination, on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Person” shall mean any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Reorganization Subordinated Securities” shall mean (a) any common capital stock of the Company or any direct or indirect parent entity of the Company issued pursuant to a confirmed plan of reorganization in an Insolvency Proceeding (so long as such capital stock does not contain any mandatory put option or mandatory redemption obligations until the Senior Debt has been Paid in Full) or (b) any unsecured debt securities issued in substitution of all or any portion of the Subordinated Debt, in the case of this clause (b) that are subordinated in right of payment, performance and otherwise to the Senior Debt (or any debt issued in substitution of all or any portion of the Senior Debt) to at least the same extent that the Subordinated Debt is subordinated to the Senior Debt (and the liens securing the Senior Debt) pursuant to the terms of this Agreement.

“Senior Creditors” shall have the meaning given in the preamble hereto.

“Senior Debt” shall mean and include all obligations, liabilities and indebtedness (whether now outstanding or hereafter incurred), for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all payment obligations under a Senior Debt Document in respect of principal, interest, premium, fees, charges and expenses (including fees and expenses of counsel to the Senior Creditors), whether now owing or hereafter incurred (including any interest accruing subsequent to the commencement of an Insolvency Proceeding whether or not the claims of holders of such payment obligations for such interest are allowed in any such proceeding).

“Senior Debt Documents” shall mean each of the Senior Note,  the Contingent Note, the Senior Security Agreement and any related transaction documents, in each case evidencing or pertaining to all or any portion of the Senior Debt.

“Senior Default” shall mean any “Event of Default” under a Senior Debt Document.

“Senior Default Notice” shall mean written notice of a Senior Default sent by a Senior Creditor or the Company to the Subordinated Creditor.

“Senior Note”  shall have the meaning given in the Recitals.

“Senior Security Agreement” shall have the meaning given in the Recitals.

“Subordinated Creditor” shall mean the holder of the Subordinated Debt.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of the Company owing to the Subordinated Creditor under the Subordinated Debt Documents and shall include, without limitation, principal, interest or any premium.  Notwithstanding the foregoing, the obligations of the Company or any other direct or indirect parent entity of the Company, relating solely to capital stock of the Company or any other direct or indirect parent entity of the Company purchased by or otherwise issued to the Subordinated Creditor.

“Subordinated Debt Default” shall mean any “Event of Default” under the Subordinated Debt Documents.

“Subordinated Debt Default Notice” shall mean written notice of a Subordinated Debt Default sent by the Subordinated Creditor to the Senior Creditors.

“Subordinated Debt Documents” shall mean the Subordinated Credit Agreement, the Subordinated Note, the Subordinated Security Agreement, any guaranty with respect to the Subordinated Debt, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated Credit Agreement” shall have the meaning given in the Recitals.

“Subordinated Creditor” shall have the meaning given in the preamble hereto.

“Subordinated Note” shall have the meaning given in the Recitals.

“Subordinated Security Agreement” shall have the meaning given in the Recitals.

“Subsidiary”  shall have the meaning given to such term in the Subordinated Credit Agreement (as in effect on the date hereof).

“Transaction Agreement” shall have the meaning given in the Recitals.

2. Subordination.    Each party hereto covenants and agrees, and the Subordinated Creditor by its acceptance of the Subordinated Debt Documents likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt, and any enforcement rights thereunder, shall be subordinate and subject in right and time of payment and enforcement to the Senior Debt, to the extent and in the manner hereinafter set forth.  Each Senior Creditor shall be deemed to have acquired Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, in reliance upon the provisions contained in this Agreement.

2.1 Insolvency.    In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company (an “Insolvency Proceeding”), and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving an Insolvency Proceeding, then:

(a) All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Debt (other than a distribution of Reorganization Subordinated Securities).

(b) Any Distribution, whether in cash, property, capital stock or obligations, which may be payable or deliverable in respect of the Subordinated Debt (other than a distribution of Reorganization Subordinated Securities) shall be paid or delivered directly to the Senior Creditors until all Senior Debt shall have been Paid in Full.    The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Creditors until the Senior Debt is Paid in Full.

(c) The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests or guaranties securing the Senior Debt.  The Senior Creditors agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority (other than priority vis-a-vis the Senior Debt) of the Subordinated Debt or any liens and security interests or guaranties securing the Subordinated Debt (to the extent such liens, security interests and guaranties are permitted herein).

(d) The Subordinated Creditor hereby irrevocably authorizes, empowers and appoints the Senior Creditors as its agents and attorneys-in-fact to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt in connection with an Insolvency Proceeding upon the failure of the Subordinated Creditor to do so prior to 10 days before the expiration of the time to file any such proof of claim; provided, that the Senior Creditors shall have no obligation to execute, verify, deliver and/or file any such proof of claim; provided, further, that the Senior Creditors shall provide to the Subordinated Creditor a copy of any such proof of claim filed by them promptly after making such filing.    The Subordinated Creditor shall have the sole and exclusive right to vote its claims in any Insolvency Proceeding.

(e) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and the Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency Proceeding or otherwise (except to the extent that a court of competent jurisdiction pursuant to a final, non-appealable order, equitably subordinates pursuant to §510(c) of the Bankruptcy Code, sets aside, avoids or disallows any part or all the Senior Debt or the security interests securing the Senior Debt based on any Senior Creditor's conduct occurring on or after the date of this Agreement), and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor or any representative thereof.

(f) The Subordinated Creditor waives any marshalling rights with respect to the Senior Creditors in any Insolvency Proceeding or any other proceeding under the Bankruptcy Code.

(g) Notwithstanding the foregoing provisions of this Section 2.1,  the Company may pay and deliver to the Subordinated Creditor, and the Subordinated Creditor shall be entitled to receive and retain, any Reorganization Subordinated Securities.

The out-of-court readjustment, arrangement, composition or other workout of the Company shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 2.1.

2.2 Subordinated Debt Payment Restrictions.

(a) Notwithstanding the terms of the Subordinated Debt Documents, the Company hereby agrees that it may not make, and the Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full, other than Permitted Subordinated Debt Payments.

(b) The Company shall, immediately upon the occurrence thereof, notify the Subordinated Creditor of any Senior Default and the subsequent waiver or cure thereof, provided that, the failure to provide such notice shall not have any effect on the payment restrictions contained in this Section 2.2.

(c) The foregoing provisions of this Section 2.2 shall not apply to any payment with respect to which Section 2.1 hereof would be applicable.
2.3 Standstill.

(a) Until the Senior Debt is Paid in Full, the Subordinated Creditor shall not, without the prior written consent of the Senior Creditors, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following:

(i) acceleration of the Senior Debt;
(ii) the occurrence of an Insolvency Proceeding with respect to the Company; or

(iii) the date of the institution by the Senior Creditors of any foreclosure proceedings against the Company or the commencement by the Senior Creditors of any judicial, arbitral or other proceeding or legal action of any kind to collect the Senior Debt.

(b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by the Senior Creditors such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded if such Enforcement Action is based solely on Section 2.3(a)(i) and such rescission can be made without prejudice to the ability of the Subordinated Creditor to exercise such Enforcement Action at a later date if permitted by the terms of this Agreement.

(c) Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any of the Subordinated Debt Documents, subject to the provisions of Section 2.1, the Subordinated Creditor may file proofs of claim against the Company,  vote such claims in any Insolvency Proceeding involving such Person, and take other actions not in contravention of this Agreement during any Insolvency Proceeding involving the Company.

2.4 Turnover.  If any payment or Distribution of any character, whether in cash, securities or other property, shall be received by the Subordinated Creditor in contravention of any of the terms of this Agreement, such payment or Distribution shall be received in trust for the benefit of the Senior Creditors and shall forthwith be paid over or delivered and transferred to the Senior Creditors for application to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.5 Rights of Senior Creditors.    The provisions of this Agreement shall be deemed a continuing offer to all Senior Creditors to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by the Senior Creditors, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this Agreement shall be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any Senior Creditor (except to the extent that a court of competent jurisdiction pursuant to a final, non-appealable order, equitably subordinates, pursuant to §510(c) of the Bankruptcy Code, any part or all the Senior Debt or the security interests securing the Senior Debt based on a Senior Creditor’s conduct occurring on or after the date of this Agreement), or by any non-compliance by the Company with the terms, provisions and covenants of the Subordinated Debt Documents.  Without in any way limiting the generality of the foregoing, the Senior Creditors may, subject in all cases to Section 3.1, at any time and from time to time, without the consent of or notice to the Subordinated Creditor, and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Subordinated Creditor to the Senior Creditors, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged or mortgaged to secure or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety.

2.6 Sale, Transfer or other Disposition of Subordinated Debt.    The Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document.

2.7 Legends.  Until the termination of this Agreement in accordance with Section 15 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Credit Agreement and any replacements or renewals thereof, the following legend:

this SECURED REVOLVING LINE OF CREDIT Agreement and the indebtedness and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, the “Subordination Agreement”) dated as of APRIL 9, 2025 between, among others, MBB ENERGY, LLC, as SUBORDINATED CREDITOR (as defined in the subordination agreement), and SCOTT MASKIN AND JAMES BRENNAN, as Senior Creditors (as defined in the Subordination Agreement); and each PARTY TO this SECURED REVOLVING LINE OF CREDIT Agreement, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

3. [Reserved.]
4. Representations and Warranties.

4.1 Representations and Warranties of Subordinated Creditor.    The Subordinated Creditor severally (and not jointly and severally) represents and warrants to the Senior Creditors as to itself only, that as of the date hereof: (a) such the Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by the Subordinated Creditor will not require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles; (d) the Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Note; and (e) the Subordinated Note held by the Subordinated Creditor is a secured obligation of the Company.

4.2 Representations and Warranties of Senior Creditors.  Each Senior Creditor severally (and not jointly and severally) represents and warrants to the Subordinated Creditor as to itself only, that as of the date hereof: (a) such Senior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by such Senior Creditor will not require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of such Senior Creditor, enforceable against such Senior Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles; (d) such Senior Creditor is the sole owner, beneficially and of record, of the Senior Note and the Contingent Note;  and (e) the Senior Note and the Contingent Note, in each case held by the Senior Creditors, are secured obligations of the Company.

5. Subrogation.  Upon Payment in Full of the Senior Debt, the Subordinated Creditor shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of the Company made on the Senior Debt until the Subordinated Debt shall be Paid in Full, and, for the purposes of such subrogation, no payments to the Senior Creditors of any cash, property, stock or obligations to which the Subordinated Creditor would be entitled except for the provisions of Section 2 above shall, as between the Company,  its creditors (other than the Senior Creditors) and the Subordinated Creditor, be deemed to be a payment by the Company to or on account of the Senior Debt.

6. Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. Notices.  Unless otherwise provided in this Agreement, all notices or demands provided for hereunder shall be in writing (including by email).  All such written notices shall be mailed or delivered to the applicable address or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

If to the Subordinated Creditor, to its address set forth below:

MBB Energy, LLC

40 Grassmere Avenue

Oakdale, New York 11769

Attention:  Scott Maskin

cc:  Vice President and Corporate Counsel

If to any Senior Creditor, to its respective address set forth below:

Scott Maskin

40 Grassmere Avenue

Oakdale, NY 11769

Email: smaskin@sunation.com

and

James Brennan

8144 Scarletbush Drive

Sarasota, FL 34240

Email: Jim@sunation.com

with a copy to:

Michael Sepe, Esq.

41 Front Street, 2nd Floor

Rockville Centre, NY 11570

If to the Company:

SUNation Energy, Inc.

171 Remington Boulevard

Ronkonkoma, NY 11779

Attention:  Kristin Hlavka

with a copy to:

Rimon P.C.

100 Jericho Quadrangle, Suite 300

Jericho, NY 11753

Attention: Anthony C. Acampora and Ted Ghorra

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, five Business Days after deposit in the mails, postage prepaid; (C) if delivered by overnight courier, one Business Day after delivery to such courier and (D) if delivered by electronic mail, when delivered.  In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

9. Successors and Assigns; Additional Obligors.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Creditors, the Subordinated Creditor and the Company.  To the extent permitted under the relevant Senior

Debt Documents,  any Senior Creditor may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of its Senior Debt or any interest therein to any Person (other than the Company or any Affiliate of the Company) and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, such Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

10. Relative Rights.  This Agreement shall define the relative rights of the Senior Creditors and the Subordinated Creditor.  Nothing in this Agreement shall (a) impair, as between the Company under any of the Senior Debt Documents and the Senior Creditors party thereto, and as between the Company under the Subordinated Debt Documents and the Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Creditors or the Subordinated Creditor with respect to any other creditors of the Company.

11. Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Debt Documents or the Subordinated Debt Documents, the provisions of this Agreement shall control and govern; provided that, notwithstanding the foregoing, for the avoidance of doubt, the failure of the Company to comply with the provisions of the Subordinated Credit Agreement by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of a breach, “Default” and/or “Event of Default” under and as defined in the Subordinated Credit Agreement.

12. Headings and Defined Terms.  The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.  The meanings of defined terms used herein are equally applicable to the singular and plural forms of the defined terms.

13. Counterparts.  This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed shall be an original but all the counterparts shall together constitute one and the same instrument.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Any signature to this Agreement may be delivered by facsimile, electronic mail (including “.pdf”, “.tif” or similar format) or other electronic transmission and shall be effective to the same extent as delivery of a manually executed original counterpart hereof.  The parties hereto agree to electronic contracting and electronic signatures with respect to this letter.  The words “execution”, “signed”, “signature” and words of like import in this letter shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.  “Electronic Signature” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

14. Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. Continuation of Subordination; Termination of Agreement.  This Agreement and the obligations of the Subordinated Creditor hereunder shall remain in full force and effect until the Payment in Full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor upon the insolvency, bankruptcy,  or reorganization of the Company or otherwise, all as though such payment had not been made, and any distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be subject to Section 2.4.

16. Applicable Law.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles.

Consent to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Senior Creditor may otherwise have to bring any action or proceeding relating to the enforcement of its security interests in any Collateral securing the Senior Debt against the Subordinated Creditor, or the Company or any of their respective properties in the courts of any applicable jurisdiction in which such Collateral is located.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to herein.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

17. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

18. No Third Party Beneficiaries.  This Agreement is for the sole benefit of the Subordinated Creditor and the Senior Creditors.  There are no third-party beneficiaries except to the extent expressly provided by Section 9 hereof.

19. Subordination Agreement.  This Agreement shall constitute a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  This Agreement shall be applicable both before and after the filing of any petition by or against any Person under the Bankruptcy Code and shall be applicable both before and after the commencement of any other Insolvency Proceeding.  The relative rights of the parties hereto, and the rights of such parties in or to Distributions shall continue after the filing of such petition, or the commencement of any other Insolvency Proceeding, on the same basis as prior thereto.

20. Specific Performance.    The Senior Creditors and the Subordinated Creditor may demand specific performance of this Agreement, and the Subordinated Creditor and the Senior Creditors waive any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action brought by the Subordinated Creditor or any of the Senior Creditors.

21. Several Obligations of Senior Creditors, Etc.  The rights and obligations of the Senior Creditors are several and not joint and several.   No Senior Creditor shall be liable directly or indirectly, on account of any act or omission of any other Senior Creditor.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SENIOR CREDITORS:

Scott Maskin

___________________________________

James Brennan

_________________________________

SUBORDINATED CREDITOR:

MBB ENERGY, LLC

By: ________________________________

Name:

Title:

ACKNOWLEDGED AND AGREED:

COMPANY:

SUNATION ENERGY, INC.

By ___________________________________
Name:
Title: